InfuSystem Holdings Reports Record Results -- $9.9 Million of Revenue and $3.8 Million of Adjusted EBITDA for the Third Quarter of 2009

MADISON HEIGHTS, MI -- (Marketwire - November 09, 2009) - InfuSystem Holdings, Inc. (OTCBB: INHI) (OTCBB: INHIW) (OTCBB: INHIU), the leading provider of ambulatory infusion pumps and associated clinical services, today announced financial results and provided a business update for the third quarter ended September 30, 2009.

Revenue for the third quarter ended September 30, 2009 was $9.9 million, an 11% improvement compared to $9.0 million for the same period in 2008. The increase in revenue was a result of winning new customer business.

Mr. Sean McDevitt, Chief Executive Officer, commented, "We are pleased with the third quarter performance. InfuSystem continues to execute on our business strategy as evidenced by accelerating revenue growth and continued strong cash flow. We remain confident in the long-term outlook for the company and industry."

Financial Results for the Third Quarter 2009

Revenue for the third quarter ended September 30, 2009 was $9.9 million, an 11% improvement compared to $9.0 million for the same period in 2008. Operating income for the third quarter of 2009 was $1.4 million versus operating income of $1.6 million for the same period in 2008. The decrease in operating income for the third quarter of 2009 was primarily due to management transition expenses and higher pump repair and maintenance costs.

The net loss for the third quarter of 2009 was ($445,000), or ($0.02) per diluted share, compared to net income of $5.7 million or $0.30 per diluted share, for the same period in 2008. The net loss for the third quarter of 2009 included a ($564,000) loss on derivative financial instruments, which was predominantly attributable to the increase in the publicly traded value of the Company's warrants during the quarter, compared to a $5.4 million gain on derivative financial instruments in the third quarter of 2008.

Adjusted EBITDA for the third quarter ended September 30, 2009 was $3.8 million, compared to $3.6 million for the same period in 2008. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and excludes gain (loss) on derivative financial instruments and stock-based compensation, and other non-recurring charges. Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company believes the presentation of Adjusted EBITDA is a relevant and useful measure to assist a reader's ability to understand the Company's operating performance. The Company's management likewise utilizes Adjusted EBITDA as a means to measure its operating performance. Reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Financial Results for the Nine Months Ended September 30, 2009

Revenue for the nine months ended September 30, 2009 was $28.3 million, an 8% improvement compared to $26.3 million for the same period in 2008. Operating income for the nine months ended September 30, 2009 was $4.0 million versus operating income of $3.2 million for the same period in 2008. The increase in operating income for the nine months ended September 30, 2009 was a result of an increase in revenue, lower freight cost, partially offset by management transition expenses.

The net loss for the nine months ended September 30, 2009 was ($192,000), or ($0.01) per diluted share, compared to net income of $8.7 million or $0.47 per diluted share, for the same period in 2008. The net loss for the nine months ended September 30, 2009 included a ($1.2 million) loss on derivative financial instruments, which was predominantly attributable to the increase in the publicly traded value of the Company's warrants during the nine month period, compared to an $8.7 million gain on derivative financial instruments in the comparable period in 2008.

Adjusted EBITDA for the nine months ended September 30, 2009 was $9.7 million, a 10% increase compared to $8.8 million for the same period in 2008.

Total cash and cash equivalents were $6.7 million at the end of the third quarter, compared to $11.5 million at the end of 2008. During the nine months ended September 30, 2009, $7.7 million in principal was paid on the term debt due to I-Flow Corporation. At the end of the third quarter, InfuSystem had $23.9 million of total debt outstanding, compared to $30.7 million at year end 2008.

Conference Call

The company will host an investor conference call today at 5:00 p.m. ET to discuss its financial results for the third quarter 2009. The investor conference call will be available via live webcast on InfuSystem's website at www.infusystem.com in the Investors section. To participate by telephone, the dial-in number is (866) 550-6338. The access code is 4403363. Investors are advised to dial into the call at least ten minutes prior to the call to register. A replay of the call can be accessed by dialing (888) 203-1112, confirmation number 4403363. An online archive of the conference call will remain on the Company's website for at least 90 days after the call.

About InfuSystem Holdings, Inc.

InfuSystem is the leading supplier of infusion services to oncologists and other outpatient treatment settings. We provide pole mounted and ambulatory pumps, supplies and related clinical, biomedical and billing services to practices and patients, nationwide. Our unique suite of services appeals to practices, patients and payors by improving access to clinically necessary medical equipment, while driving down costs and maximizing clinical outcomes.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in InfuSystem's publicly filed documents.

(Tables follow)

                         INFUSYSTEM HOLDINGS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                                 September 30, December 31,
(in thousands, except share data)                     2009         2008
                                                  -----------  ------------
                                                  (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                       $     6,716  $    11,513
  Accounts receivable, less allowance for
   doubtful accounts of $1,584 and $1,552 at
   September 30, 2009 and December 31, 2008,
   respectively; September 30, 2009 and
   December 31, 2008 include $0 and $72 due from
   I-Flow, respectively                                 5,591        4,168
  Inventory                                             1,241          391
  Prepaid expenses and other current assets               459          676
                                                  -----------  -----------
    Total Current Assets                               14,007       16,748
Property & equipment, net                              13,077       10,878
Deferred debt issuance costs, net                         894        1,276
Goodwill                                               56,580       56,580
Intangible assets, net                                 29,368       30,738
Other assets                                               18            -
                                                  -----------  -----------
  Total Assets                                    $   113,944  $   116,220
                                                  ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                $     1,613  $     1,012
  Deferred income taxes                                    54           55
  Other current liabilities                             2,183          939
  Derivative liabilities                                3,793        2,592

  Current portion of long-term debt; September
   30, 2009 and December 31, 2008 include $3,270
   and $8,565 payable to I-Flow, respectively           3,589        8,644
                                                  -----------  -----------
    Total Current Liabilities                          11,232       13,242
Long-term debt, net of current portion;
 September 30, 2009 and December 31, 2008
 include $19,233 and $21,685 payable to I-Flow,
 respectively                                          20,303       22,025
Deferred income taxes                                   1,668          880
Other liabilities                                         331            -
                                                  -----------  -----------
  Total Liabilities                               $    33,534  $    36,147
                                                  -----------  -----------
Stockholders' Equity
Preferred stock, $.0001 par value: authorized
 1,000,000 shares; none issued                              -            -
Common stock, $.0001 par value; authorized
 200,000,000 shares; issued 18,676,630 and
 18,512,671, respectively; outstanding 18,676,630
 and 17,278,626, respectively                               2            2
Additional paid-in capital                             81,321       80,792
Retained deficit                                         (913)        (721)
                                                  -----------  -----------
Total Stockholders' Equity                             80,410       80,073
                                                  -----------  -----------
  Total Liabilities and Stockholders' Equity      $   113,944  $   116,220
                                                  ===========  ===========

                        INFUSYSTEM HOLDINGS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)

                              Three Months Ended      Nine Months Ended
                                September 30,           September 30,
                            ----------------------  ----------------------
(in thousands, except per
 share data)                   2009        2008        2009        2008
                            ----------  ----------  ----------  ----------

Net revenues                     9,902       8,958      28,302      26,323

Operating expenses:
  Cost of Revenues --
   Product and supply costs      1,793       1,340       4,447       4,182
  Cost of Revenues -- Pump
   depreciation                    993         978       2,727       2,908
  Provision for doubtful
   accounts                        890         702       2,734       2,477
  Amortization of
   intangibles                     456         456       1,370       1,370
  Selling and marketing          1,201       1,131       3,749       3,401
  General and
   administrative                3,206       2,703       9,307       8,737
                            ----------  ----------  ----------  ----------
    Total Operating Expenses     8,539       7,310      24,334      23,075
                            ----------  ----------  ----------  ----------
Operating income                 1,363       1,648       3,968       3,248
 Other (loss) income:
  (Loss) gain on
   derivatives                    (564)      5,381      (1,200)      8,665
  Interest income                    -          11           4          14
  Interest expense                (831)       (937)     (2,672)     (2,828)
                            ----------  ----------  ----------  ----------
    Total other (loss)
     income                     (1,395)      4,455      (3,868)      5,851
                            ----------  ----------  ----------  ----------

(Loss) income before income
 taxes                             (32)      6,103         100       9,099
Income tax expense                (413)       (399)       (292)       (399)
                            ----------  ----------  ----------  ----------
  Net (loss) income               (445)      5,704        (192)      8,700
                            ----------  ----------  ==========  ==========

Net (loss) income per share:
      Basic                      (0.02)       0.31       (0.01)       0.49
      Diluted                    (0.02)       0.30       (0.01)       0.47
Weighted average shares
 outstanding:
      Basic                 18,645,911  18,442,957  18,581,917  17,757,075
      Diluted               18,645,911  18,794,182  18,581,917  18,581,789

                        INFUSYSTEM HOLDINGS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                        Nine Months Ended
                                                           September 30
                                                        ------------------
(in thousands)                                            2009      2008
                                                        --------  --------

OPERATING ACTIVITIES
Net (loss) income                                           (192)    8,700
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Loss (gain) on derivative liabilities                    1,200    (8,665)
  Provision for doubtful accounts                          2,734     2,477
  Depreciation                                             2,971     3,041
  Amortization of intangible assets                        1,370     1,370
  Amortization of deferred debt issuance costs               382       494
  Loss on disposal of assets                                 279       385
  Stock-based compensation                                   529     1,166
  Deferred income taxes                                      787       399
Changes in current assets and liabilities:
  Increase in accounts receivable, net of provision       (4,157)     (305)
  (Increase) decrease in other current assets               (632)      836
  Increase (decrease) in accounts payable and other
   current liabilities                                     1,803      (628)
                                                        --------  --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  7,074     9,270
                                                        --------  --------

INVESTING ACTIVITIES
 Capital expenditures                                     (4,039)     (951)
  Proceeds from sale of property                               1         -
  Other assets                                               (18)        -
  Payment of deferred acquisition costs                        -      (105)
                                                        --------  --------
NET CASH USED IN INVESTING ACTIVITIES                     (4,056)   (1,056)
                                                        --------  --------

FINANCING ACTIVITIES
  Principal payments on term loan                         (7,747)   (1,226)
  Principal payments on capital lease
   obligation                                                (68)      (40)
  Common stock repurchased to satisfy minimum
   statutory withholding on stock-based compensation           -      (113)
                                                        --------  --------
NET CASH USED IN FINANCING ACTIVITIES                     (7,815)   (1,379)
                                                        --------  --------

Net change in cash and cash equivalents                   (4,797)    6,835
Cash and cash equivalents, beginning of period            11,513     3,960
                                                        --------  --------
Cash and cash equivalents, end of period                   6,716    10,795
                                                        ========  ========

                        INFUSYSTEM HOLDINGS, INC.
                            GAAP RECONCILIATION
                                (UNAUDITED)

Reconciliation from Net Income to Adjusted EBITDA:

                                    Three Months Ended  Nine Months Ended
                                         Sept 30,            Sept 30,
                                    ------------------  ------------------
                                      2009      2008      2009      2008
                                    --------  --------  --------  --------
Net Income                          $   (445) $  5,704  $   (192) $  8,700
Adjustments:
  Interest expense                       831       937     2,672     2,828
  Interest income                          -       (11)       (4)      (14)
  Income tax expense                     413       399       292       399
  Depreciation -- Pumps                  993       978     2,727     2,908
  Depreciation -- Other                   92        47       244       133
  Amortization                           456       456     1,370     1,370
                                    --------  --------  --------  --------
EBITDA                              $  2,340  $  8,510  $  7,109  $ 16,324
                                    --------  --------  --------  --------
Adjustments:
  Loss (gain) on derivatives             564    (5,381)    1,200    (8,665)
  Stock based compensation               (16)      479       529     1,166
  Termination Benefits                   877         -       877         -
                                    --------  --------  --------  --------
Adj. EBITDA                         $  3,765  $  3,608  $  9,715  $  8,825
                                    ========  ========  ========  ========

Contact:
Sean Whelan
CFO
InfuSystem
(248) 291-1210

Investor Contacts:
Asher Dewhurst
Bob East
Westwicke Partners
Infusystem@westwicke.com
Tel: (443) 213-0500